Exhibit 5.1
November 11, 2009
Compellent Technologies, Inc.
7625 Smetana Lane
Eden Prairie, MN 55344
Ladies and Gentlemen:
     You have requested our opinion with respect to certain matters in connection with the filing by Compellent Technologies, Inc. (the “Company”), a Delaware Corporation, of a Registration Statement on Form S-3 (the “Registration Statement”) with the U.S. Securities and Exchange Commission covering an underwritten public offering of up to 3,450,000 shares of the Company’s common stock, $0.001 par value, including up to 750,000 shares to be sold by the Company, including 450,000 shares to be sold by the Company upon exercise of an over-allotment option that has been granted to the underwriters (the “Company Shares”), and 2,700,000 shares to be sold by certain selling stockholders (the “Selling Stockholder Shares”). The Company Shares and the Selling Stockholder Shares are collectively referred to herein as “Common Stock.”
     In connection with this opinion, we have examined and relied upon (a) the Registration Statement and related Prospectus, (b) the Company’s Amended and Restated Certificate of Incorporation, filed as Exhibit 3.1 to the Registration Statement, and the Company’s Amended and Restated Bylaws, filed as Exhibit 3.2 to the Registration Statement, and (c) the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon a certificate of officers of the Company and have not sought to independently verify such matters. Our opinion is expressed only with respect to the general corporation laws of the State of Delaware.
     On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Selling Stockholder Shares are validly issued, fully paid and non-assessable, and the Company Shares, when sold and issued in accordance with the Registration Statement and related Prospectus, will be validly issued, fully paid and non-assessable. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.
Sincerely,
Cooley Godward Kronish llp

By:	/s/ John T. McKenna
John T. McKenna, Esq.
FIVE PALO ALTO SQUARE, 3000 EL CAMINO REAL, PALO ALTO, CA 94306-2155    T: (650) 843-5000    F: (650) 849-7400    WWW.COOLEY.COM